EXHIBIT 23.4

SMITH, GOOLSBY,
ARITS & REAMS, P.S.C.


CERTIFIED PUBLIC ACCOUNTANTS
P.O. BOX 551 1330 CARTER AVE.
ASHLAND, KENTUCKY 41105-0551
(606) 329-1171     FAX (606) 326-0590

Board of Directors
Classic Bancshares, Inc.

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


We consent to the use in this Registration Statement of Form S-4 filed with the Securities and Exchange Commission of our report dated June 11, 2002 on the financial statements of Classic Bancshares, Inc. as of March 31, 2002 and 2001 and for the periods ended March 31, 2002, 2001 and 2000.







/s/ Smith, Goolsby, Artis & Reams, P.S.C.
Ashland, Kentucky
April 11, 2003